Exhibit 4.2

For Ministry Use Only À l'usage exclus du ministère		Ontario Corporation Number Numéro de la société en Ontario 1563642
Ministry of Consumer and Ontario Business Services CERTIFICATE This is to certify that these articles are effective on	Ministère des Services aux consommateurs et aux entreprises CERTIFICAT Ceci certifie que les présents status entrent en vigueur le
FEBRUARY 24 FÉVRIER, 2003 [Signature] Director / Directrice Business Corporations Act / Loi sur les sociétés par actions

Form 4 Business Corporations Act	ARTICLES OF AMALGAMATION STATUTS DE FUSION
Formule 4 Loi sur les compagnies	1. The name of the amalgamated corporation is:	Dénomination sociale de la société issue de la fusion :
RESEARCH IN MOTION LIMITED
	2. The address of the registered office is:	Adresse du siège social:
295 Phillip Street
(Street & Number pr R.R. Number & if Mufti-Office Building give Room No.) (Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice á bureaux, numéro du bureau)

	Waterloo		N2L3W8
	(Name of Municipality or Post Office) (Nom de la municipalité ou du bureau de poste)		(Postal Code) (Code postal)

	3. Number (or minimum and maximum number) of directors is:	Nombre (ou nombres minimal et maximal) d'administrateurs :
Minimum : 1, Maximum : 15

	4. The director(s) is/are:	Administrateur(s):

	First name, initials and surname Prénom, initiales et nom de famille	Address for services, giving street & No. or R.R. No., Municipality and Postal code. Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal	Resident Canadian State Yes or No Résident canadien Oui/Non
	Michael Lazaridis	263 Carrington Place Waterloo, Ontario, Canada N2T 2K1	Yes

	James Balsillie	450 Malabar Drive Waterloo, Ontario, Canada N2K 2P7	Yes

	E. Kendall Cork	5647 Sixth Line R.R. #1 Hillsburgh, Ontario, Canada N0B 1Z0	Yes

	Douglas Fregin	405 Erb Street West, Suite 406, Waterloo, Ontario, Canada N2L 1W7	Yes

Annex / Annexe

4. The director(s) is/are:	Administrateur(s):

First name, initials and surname Prénom, initiates et nom de famille	Address for services, giving street & No. or R.R. No., Municipality and Postal code. Domicile élu, y compris la rue et le numéro, le numéro de la R.R. ou le nom de la municipalité et le code postal	Resident Canadian State Yes or No Résident canadien Oui/Non
Douglas Wright	4 Willow Street 1602 Waterloo, Ontario, Canada N2J 4S2	Yes

James Estill	14 Jean Anderson Crescent Guelph, Ontario, Canada NIG 5A6	Yes

5.  A)  The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the Business Corporations Act on the date set out below.
	☐	A) Les actionnaires de chaque compagnie qui fusionne ont dûment adopté la convention de fusion conformément au paragraphe 176 (4) de la Loi sur les compagnies à la date mentionnée ci-dessous.
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	Check A or B Cocher A ou B
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     B)  The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the Business Corporations Act on the date set out below.
          The articles of amalgamation in substance contain the provisions of the articles of incorporation of
	☒
B)  Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la Loi sur les compagnies à la date mentionnée ci-dessous.
      Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

Research in Motion Limited
and are more particularly set out in these articles.		et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des compagnies qui fusionnent	Ontario Corporation Number Numéro de la compagnie en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation
Research In Motion Limited	1262579	February 24 , 2003

1494849 Ontario Inc.	1494849	February 24 , 2003

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.	Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la compagnie.

None

7. The classes and any maximum number of shares that the corporation is authorized to issue:	Catégories et nombre maximal, s'il y a lieu, d'actions que la compagnie est autorisée é émettre:

An unlimited number of Preferred Shares; An unlimited number of Common Shares; and An unlimited number of Non-Voting Class A Common Shares.

8. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which is to be issued in series:
Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés é chaque catégorie d'actions et pouvoirs des administrateurs relatifs é chaque catégorie d'actions qui peut être émise en série:

The rights and privileges, restrictions and conditions attaching to the shares of the Corporation are as follows:

A. The rights, privileges, restrictions and conditions attaching to the Common Shares of the Corporation are as follows:

(i)         Notice of Meetings and Voting

            Each holder of Common Shares shall be entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common Share held by such holder.

(ii)        Dividends

            The holders of the Common Shares shall be entitled to receive dividends if and when declared by the directors.

(iii)        Liquidation, Dissolution

            In the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares, to receive the remaining property or assets of the Corporation.

B. The rights, privileges, restrictions and conditions attaching to the Non-Voting Class A Common Shares of the Corporation as a class are as follows:

(i)         Dividends

            All dividends which the directors may determine to declare and pay in any financial year of the Corporation shall be declared and paid in equal amounts per share on all the Non-Voting Class A Common Shares and the Common Shares at the time outstanding without preference or distinction.

(ii)        Liquidation, Dissolution, etc.

            Subject to the rights of holders of any class of shares ranking prior to the Non-Voting Class A Common Shares and Common Shares, in the event of any liquidation, dissolution or winding-up of the Corporation or other distribution of property or assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of the Non-Voting Class A Common Shares and of the Common Shares shall be entitled to receive the remaining assets of the Corporation rateably on a per share basis without preference or distinction.

(iii)        Voting Restrictions - Non-Voting Class A Common Shares

            Except as provided by law, and as hereinafter specifically provided, the holders of the Non-Voting Class A Common Shares shall not be entitled to receive notice of any meetings of the holders of the Common Shares and shall not be entitled to attend any such meeting and shall not be entitled to vote thereat. Each such holder shall be entitled to receive notice of and to attend any meetings of shareholders called for the purpose authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all the property of the Corporation other than in the ordinary course of business of the Corporation and, at any such meeting shall be entitled to one vote in respect each Non-Voting Class A Common Share on any resolution to approve such dissolution, sale, lease or exchange.
(iv)       Automatic Conversion of Non-Voting Class A Common Shares into Common Shares

            On the date that the Corporation receives a receipt for a (final) prospectus from the Ontario Securities Commissions (the "Final Receipt Date") in respect of an offering of Common Shares or securities convertible into Common Shares and becomes a reporting issuer within the meaning of the Securities Act (Ontario) all of the then issued and outstanding Non-Voting Class A Common Shares of the Corporation shall he automatically converted into Common Shares of the Corporation having the rights, privileges, terms, conditions and restrictions of the Common Shares contained herein, on the basis of one (1) Common Share for each issued and outstanding Non-Voting Class A Common Share without the requirement or necessity of any further action on the part of the Corporation or any holder. Forthwith following the Final Receipt Date, and against delivery by the holders of Non-Voting Class A Common Shares of the original certificate evidencing their Non-Voting Class A Common Shares, the Corporation shall cause share certificates evidencing such Common Shares to be executed and delivered to such holders, provided that the certificates evidencing such Common Shares shall bear such legend as the Corporation deems to be necessary or desirable to evidence any restrictions on the transfer or resale of such securities imposed by the Corporation or pursuant to the provisions of any applicable securities or other laws.

C. The rights, privileges, restrictions and conditions attaching to the Preferred Shares of the Corporation as a class are as follows:

(i)         Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series. Prior to the issue of the shares of any such series, the directors shall subject to the limitations set out below, fix the number of shares in, and determine the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

   (a)   the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

   (b)   whether such dividends are cumulative, partly cumulative or non-cumulative;

   (c)   the dates, manner, and currency of payments of dividends and the dates from which dividends accrue or become payable;

   (d)   if redeemable, retractable or purchasable, the redemption, retraction or purchase prices and the terms and conditions of redemption, retraction or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds;

   (e)   any conversion, exchange or reclassification rights; and

   (f)   any other rights, privileges. restrictions and conditions not inconsistent with these provisions; the whole being subject to the receipt by the Director under the Business Corporations Act (Ontario) of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed.

(ii)        The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the Non-Voting Class A Common Shares and the shares of any other Class A Common Shares and the shares of any other class ranking junior to the Preferred Shares.

(iii)       Except as provided in the Act or otherwise at law, the holders of Preferred Shares shall not be entitled as such to receive notice of or to attend or vote at any meeting of the shareholders of the Corporation.

(iv)       The holders of shares of a class or of a series of Preferred Shares of the Corporation are not entitled to vote separately as a class or series to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the articles to:

   (a)   increase or decrease any maximum number of authorized shares of such class or series, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the shares of such class or series;

   (b)   effect an exchange, reclassification or cancellation of the shares of such class or series; or

   (c)   subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to the shares of such class or series.

(v)        The holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:	L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes:

None.
10. Other provisions, (if any):	Autres dispositions, s'il y a lieu:

None.
11. The statements required by subsection 178 (2) of the Business Corporations Act are attached as Schedule "A".	Les déclarations exigés aux termes du paragraphe 178(2) de la Loi sur les compagnies constituent l'annexe "A".

12. A copy of the amalgamation agreement or directors resolutions (as the case may be) is/are attached as Schedule "B".	Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe "B".

These articles are signed in duplicate.	Les présents statuts sont signés en double exemplaire.
Names of the amalgamating corporations and signatures and descriptions of office of their proper officers	Dénomination sociale des compagnies qui fusionnent, signature et fonction de leurs dirigeants régulièrement désignés.

Research In Motion Limited	By/Par	/s/ James Balsillie	Chairman
(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)
James Balsillie

1494849 Ontario Inc.	By/Par	/s/ James Balsillie	President
(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)
James Balsillie

By/Par
(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

By/Par
(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

By/Par
(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

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(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

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(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

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(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

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(Name of Corporation) (Dénomination codais de la société)		(Signature) (Signature)	(Description of Office) (Fonction)

SCHEDULE "A"

STATEMENT OF DIRECTOR OR OFFICER

I, James Balsillie, the President of 1494849 Ontario Inc. and the Chairman of the Board of Research In Motion Limited, both of the amalgamating corporations (hereinafter called the "Corporations") hereby state as follows:

There are reasonable grounds for believing that:

1.	the Corporations are and the Amalgamated Corporation will be able to pay its liabilities as they become due;

2.	the realizable value of the assets of the Amalgamated Corporation will not be less than the aggregate of its liabilities and stated capital of all classes;

3.	no creditor will be prejudiced by the amalgamation; and

4.	the Corporations have not received notice from any creditor of the Corporations objecting to the amalgamation.

DATED the 24th day of February, 2003.

/s/ James Balsillie
James Balsillie

SCHEDULE "B"

CERTIFIED COPY OF A RESOLUTION OF THE DIRECTORS OF

RESEARCH IN MOTION LIMITED

WHEREAS Research In Motion Limited (the "Corporation") is the holding corporation of a wholly-owned subsidiary, 1494849 Ontario Inc. ("1494849");

AND WHEREAS the Corporation has agreed to amalgamate with 1494849 pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the "Act");

RESOLVED that:

1.	The amalgamation of the Corporation and 1494849 pursuant to subsection 177(1) of the Act be and the same is hereby approved;

2.
Upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares in the capital of 1494849 shall be cancelled without any repayment of capital in respect thereof;

3.	The articles of amalgamation of the amalgamated corporation (the "Amalgamated Corporation") shall be the same as the articles of the Corporation;

4.	No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation;

5.	The by-laws of the Amalgamated Corporation shall be the same as the by-laws of the Corporation; and

6.
Any officer or director of the Corporation be hereby authorized and directed to execute on behalf of the Corporation under its corporate seal or otherwise, all documents necessary or desirable with such additions, deletions or variations thereon as the said signing officer may approve, to effect such amalgamation including the execution and delivery to the Ministry of Consumer and Business Services of articles of amalgamation for such purpose.

I HEREBY CERTIFY that the foregoing is a true copy of a resolution passed by the directors of Research In Motion Limited and that the same is still in full force and effect, unamended.

DATED the 24th day of February, 2003.

/s/ James Balsillie
James Balsillie, Chairman of the Board

SCHEDULE "B"

CERTIFIED COPY OF A RESOLUTION OF THE DIRECTORS OF
1494849 ONTARIO INC.

WHEREAS 1494849 Ontario Inc. (the "Corporation") is a wholly-owned subsidiary of Research In Motion Limited ("Research");

AND WHEREAS the Corporation has agreed to amalgamate with Research pursuant to subsection 177(1) of the Business Corporations Act (Ontario) (the "Act");

RESOLVED that;

1.	The amalgamation of the Corporation and Research pursuant to subsection 177(1) of the Act be and the same is hereby approved;

2.
Upon the endorsement of a certificate of amalgamation pursuant to subsection 178(4) of the Act, the shares in the capital of the Corporation shall be cancelled without any repayment of capital in respect thereof;

3.	The articles of amalgamation of the amalgamated corporation (the "Amalgamated Corporation") shall be the same as the articles of Research;

4.	No securities shall be issued and no assets shall be distributed by the Amalgamated Corporation in connection with such amalgamation;

5.	The by-laws of the Amalgamated Corporation shall be the same as the by-laws of Research; and

6.
Any officer or director of the Corporation be hereby authorized and directed to execute on behalf of the Corporation under its corporate seal or otherwise, all documents necessary or desirable with such additions, deletions or variations thereon as the said signing officer may approve, such approval to be conclusively evidenced by his execution of the said documents, and to do all things necessary or desirable to give effect to such amalgamation including the execution and delivery to the Ministry of Consumer and Business Services of articles of amalgamation for such purpose.

I HEREBY CERTIFY that the foregoing is a true copy of a resolution passed by the directors of 1494849 Ontario Inc. and that the same is still in full force and effect, unamended.

DATED the 24th day of February, 2003.

/s/ James Balsillie
James Balsillie, President